UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TeamStaff, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TEAMSTAFF, INC.
300 Atrium Drive
Somerset, New Jersey 08873

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 15, 2005

To the Shareholders of TeamStaff, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TeamStaff, Inc., a New Jersey corporation ("TeamStaff") (the "Meeting"), will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on September 15, 2005 at 9:00 a.m. New Jersey Time, for the following purposes:

1.    To elect two Class 3 Directors to TeamStaff's Board of Directors to hold office for a period of three years, or until their successors are duly qualified and elected; and

2.    To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The record date for the determination of shareholders that are entitled to notice of, and to vote at, the Meeting and any adjournment thereof is the close of business on July 25, 2005 (the "Record Date").

You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it in the enclosed envelope promptly to ensure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Stockholders who hold their shares through a nominee or broker are invited to attend the Meeting, but must obtain a signed proxy from the broker in order to vote in person. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of TeamStaff, in writing, prior to the Meeting.

By Order of the Board of Directors

James D. Houston Secretary

Dated: August 8, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE PROMPTLY IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

TEAMSTAFF, INC.
300 Atrium Drive
Somerset, New Jersey 08873

PROXY STATEMENT
FOR
Annual Meeting of Shareholders
To Be Held on September 15, 2005

This proxy statement and the accompanying form of proxy have been mailed on or about August 12, 2005 to the shareholders of Common Stock of record as of July 25, 2005 (the "Record Date") of TeamStaff, Inc., a New Jersey corporation ("TeamStaff"), in connection with the solicitation of proxies by the Board of Directors of TeamStaff for use at the Annual Meeting of Shareholders to be held on September 15, 2005 at 9:00 a.m. and at any adjournment thereof (the "Meeting").

Solicitation, Voting and Revocability of Proxy

Shares of TeamStaff's Common Stock, par value $.001 per share, represented by a properly executed Proxy on the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the election of two Class 3 Directors to hold office for a period of three years or until their successors are duly elected and qualified. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and returning the enclosed voting instruction form in accordance with the instructions included at the address or telephone number shown on your voting instruction form or by providing other proper voting instructions to the registered owner of your shares. If you return your signed proxy in a timely manner, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Meeting. The Board of Directors is not currently aware of any such other matters.

Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Meeting or in person at the Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Shareholders who hold their shares through a nominee or broker are invited to attend the Meeting but must obtain a signed proxy from the broker in order to vote in person. Election of directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Meeting solely for quorum purposes.

TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff's common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

The Annual Report to Shareholders on Form 10-K, and as amended (on Form 10K/A), for the fiscal year ended September 30, 2004, including financial statements, accompanies this proxy statement. Any reference in this proxy statement to the "year" or the "fiscal year" means TeamStaff's fiscal year commencing October 1, 2003 to and including September 30, 2004 unless otherwise specifically indicated. The information set forth in this proxy statement is current as of the Record Date. TeamStaff will not undertake to specifically amend this proxy statement following the Record Date for any reason.

The principal executive offices of TeamStaff are located at 300 Atrium Drive, Somerset, New Jersey 08873; TeamStaff's telephone number is (732) 748-1700.

Voting Securities and Security Ownership of Certain Beneficial Owners and Management

The securities entitled to vote at the Annual Meeting are TeamStaff's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on July 25, 2005 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, 19,278,270 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a non-cumulative basis.

The following table sets forth certain information as of the Record Date with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of TeamStaff as a group, including former directors and officers, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff's voting securities.

Name	Number of Shares Currently Owned (1)	Percent of Company's Outstanding Stock
Ronald Aldrich (2)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Peter Black (3)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Martin J. Delaney (4)	72,235	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Karl W. Dieckmann (5)	105,924	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Ben J. Dyer (6)	27,526	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Rick J. Filippelli (7)	50,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
James D. Houston(8)	0	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
T. Stephen Johnson (9)	279,011	1.45%
c/o T. Stephen Johnson & Associates, Inc. 3650 Mansell Road, Suite 200 Alpharetta, GA 30022

Name	Number of Shares Currently Owned (1)	Percent of Company's Outstanding Stock
Edmund Kenealy(10)	8,031	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Rocco Marano (11)	33,857	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Timothy Nieman (12)	25,000	*
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
T. Kent Smith (13)	400,000	2.07%
c/o TeamStaff, Inc. 300 Atrium Drive Somerset, NJ 08873
Wachovia Corp (14)	2,822,417	14.64%
One First Union Center Charlotte, NC 28288
Nationwide Financial Services (15)	2,256,488	11.70%
One Nationwide Plaza Mail Stop 01-12-13 Columbus, OH 43215
Wynnefield Capital Management, LLC (16)	1,675,875	8.69%
450 Seventh Ave New York, NY 10123
Wynnefield Capital Inc. (17)	559,625	2.90%
450 Seventh Ave New York NY 10123
Hummingbird Value Fund (18)	698,995	3.63%
460 Park Avenue, 12th Flr. New York NY 10022
Hummingbird Microcap Value Fund (19)	636,115	3.30%
460 Park Avenue, 12th Flr. New York NY 10022
All officers and directors as a group	1,001,584	5.20%
(12) persons (2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13)

*	Less than 1 percent.

1.	Ownership consists of sole voting and investment power except as otherwise noted.

2.	Excludes unvested options to purchase 5,000 shares of TeamStaff's common stock.

3.	Excludes unvested options to purchase 5,000 shares of TeamStaff's common stock.

4.	Includes options to purchase 20,000 shares of TeamStaff's common stock and excludes unvested options to purchase 105,000 shares of TeamStaff's common stock. Also includes warrants to purchase 10,000 shares of TeamStaff's common stock.

5.	Includes options to purchase 20,000 shares of TeamStaff's common stock and excludes unvested options to purchase 5,000 shares of common stock.

6.	Includes options to purchase 10,000 shares of TeamStaff's common stock and excludes unvested options to purchase 5,000 shares of TeamStaff's common stock.

7.	Includes options to purchase 50,000 shares of TeamStaff's common stock and excludes unvested options to purchase 50,000 shares of TeamStaff's common stock.

8.	None

9.	Includes an aggregate of 147,790 shares owned by or on behalf of certain of the holder's family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 15,000 shares of TeamStaff's common stock, and excludes unvested options to purchase 5,000 shares of TeamStaff's common stock.

10.	Mr. Kenealy voluntarily terminated his employment as of April 1, 2005. Includes an aggregate of 1,785 shares owned by or on behalf of certain of the holder's family members.

11.	Includes options to purchase 10,000 shares of TeamStaff's common stock and excludes unvested options to purchase 5,000 shares of TeamStaff's common stock. Also includes warrants to purchase 2,000 shares of TeamStaff's common stock.

12.	Includes options to purchase 25,000 shares of TeamStaff's common stock and excludes unvested options to purchase 25,000 shares of TeamStaff's common stock.

13.	Includes options to purchase 400,000 shares of TeamStaff's common stock and excludes unvested options to purchase 100,000 shares of TeamStaff's common stock.

14.	Wachovia Corporation obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.

15.	Nationwide Financial Services obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.

16.	Beneficial ownership is based upon Schedule 13G, Schedule 13G/A, Form 3, and Form 4's filed with the Securities and Exchange Commission.

17.	Beneficial ownership is based upon Schedule 13G, Schedule 13G/A, Form 3, and Form 4's filed with the Securities and Exchange Commission.

18.	Beneficial ownership is based upon Schedule 13D filed with the Securities and Exchange Commission. Includes 118,750 shares issuable upon exercise of warrants to purchase common stock.

19.	Beneficial ownership is based upon Schedule 13D filed with the Securities and Exchange Commission. Includes 118,750 shares issuable upon exercise of warrants to purchase common stock.

Certain Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TeamStaff's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of TeamStaff's equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and other equity securities of TeamStaff. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish TeamStaff with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by TeamStaff, TeamStaff believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the fiscal year ended September 30, 2004.

ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The Certificate of Incorporation provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all outstanding voting stock. Any vacancies on the Board are filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

The affirmative vote of a plurality of the votes cast, voting together as a single class at the Annual Meeting of Shareholders, is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

Under TeamStaff's By-laws, remaining members of the Board of Directors fill all vacancies on the Board of Directors. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled.

The terms of the Class 3 Directors expire at this Annual Meeting. The present Directors of TeamStaff nominated for re-election and election to TeamStaff's Board of Directors as Class 3 Directors are Mr. Rocco Marano and Mr. Martin Delaney. The Class 3 Directors are the only Directors nominated for election at the Meeting.

Our Board of Directors is currently constituted as set forth in the following table.

Name	Position with Company and Age	Director Continuously Since	Term Expires
CLASS 3
Martin Delaney	Director and Senior Vice-President, 62	1998	2005
(Nominee for Re-election)
Rocco Marano	Director, 76	2002	2005
(Nominee for Re-election)
CLASS 2
Karl W. Dieckmann	Vice Chairman, 77	1990	2007
T. Kent Smith	Director and CEO, 48	2003	2007
Ron Aldrich	Director, 62	2005	2007
CLASS 1
T. Stephen Johnson	Chairman of the Board, 55	2001	2006
Ben J. Dyer	Director, 56	2002	2006
Peter Black	Director, 33	2005	2006

Board of Directors

Ron Aldrich joined the Board of Directors in May 2005. Mr. Aldrich has more than thirty-seven years of leadership experience in health care organizations throughout the United States. He served for nineteen years as the President and CEO of three multi-hospital Catholic Systems (a 3400 bed system based in Aston Pennsylvania, a regional system located in Urbana, Illinois and a regional system based in Melville, Long Island, New York). He was also President and CEO of Mercy Hospital in Urbana, Illinois for five years from 1977 to 1982. Mr. Aldrich was instrumental in the formation of Catholic Health Initiatives which integrated three large Catholic Systems (including Franciscan Health System) in 1996. With 126 Health Care Organizations in 21 states, it was the largest not-for-profit health care merger to occur in the United States. Mr. Aldrich has also served on the Boards of Directors of five Catholic Health Systems. From 1992 to 1993 he served as Chairperson of the Catholic Health Association of the United States. He currently serves on the Boards of Bon Secours Health System, Franciscan Ministries Foundation and the Board of Trustees of the University of Florida Foundation.

Peter Black joined the Board of Directors in March 2005. For the past six years, Mr. Black has been an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., where he is responsible for researching and identifying small-cap value investments. Mr. Black has initiated investments on Wynnefield's behalf that span multiple industries. Prior to joining Wynnefield, Mr. Black was an investment banker in the mergers and acquisition departments of UBS Securities and SG Cowen & Co., where he amassed significant valuation and transactional experience. Mr. Black is a graduate of Boston College and received his MBA from Fordham University. Wynnefield Capital, Inc., through certain of its investment funds, is the owner of approximately 12% of our outstanding shares of common stock.

Martin J. Delaney joined the Board of Directors in July 1998. Mr. Delaney was hired as a Senior Vice-President of TeamStaff effective January 5, 2005. Mr. Delaney is an attorney and a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John's University. He has been admitted to practice in New York State and federal courts.

Karl W. Dieckmann, a Director of TeamStaff since April 1990, had been Chairman of the Board from November 1991 until September 2001 and has been Vice Chairman since September 2001. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical — Fibers Division; Group General Manager — Fabricated Products Division; and General Manager — Plastics Division, as well as various positions with the Chemicals Division.

Ben J. Dyer joined the Board of Directors in December 2002. Mr. Dyer is currently Senior Managing Director of investment banking firm Jackson Capital, a general partner of the early stage technology fund Cordova Intellimedia Ventures LP, and President of Innovations Publishing, LLC, an Atlanta based company which provides a subscription-based online catalog of emerging private ventures across the Southeastern US. In the 1980s Mr. Dyer served as chairman and CEO of Comsell, Inc., a pioneering multimedia development firm and was president and a director of the de novo Enterprise National Bank. Mr. Dyer founded Intellimedia Sports, Inc. in 1992 to create the ESPN-branded sports instruction category in the CD-ROM industry. He was earlier a founder of Peachtree Software, Inc. and served as its President from 1977 to September 1983. He currently serves on a number of private boards including FundRaisingInfo.com and Atlanta Bancorporation.

He has concentrated his community activities on higher education and has been president of the Georgia Tech Alumni Association, a director of the Georgia Tech Foundation, chairman of the Alumni Advisory Board for Tech's School of Industrial & Systems Engineering, and chairman of the Georgia Tech Research Corporation. He is currently a Senior Fellow of the Center for Entrepreneurship and Corporate Growth at Emory University's Goizueta Business School. Mr. Dyer holds a Bachelors degree in Industrial Engineering from Georgia Tech and an MBA in finance from Georgia State University.

T. Stephen Johnson has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus of Netbank, the largest and most successful Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Directo, Inc. a company specializing in providing financial services for un-banked individuals and Chairman of Atlanta Financial Corporation.

Rocco Marano served as member of the Board of Directors from July 1999 thru September 2001. He rejoined the Board of Directors in November 2002. Mr. Marano, a prominent telecommunications executive, is the retired chairman and President of Bellcore, Inc. a Bell Communications research and engineering entity formerly owned by the seven Bell regional communications companies. Prior to acting as President of Bellcore, Mr. Marano served as President of New Jersey Bell Telephone Company. His present additional board affiliations include Horizon Blue Cross/Blue Shield Foundation. He has also served as Chairman of Horizon Blue Cross/Blue Shield of New Jersey. Mr. Marano holds a B.S. in Accounting from Fordham University and a J.D. from Fordham University Law School, and is admitted to practice law in New York.

T. Kent Smith was appointed as our Chief Executive Officer, President and a member of our Board of Directors on June 18, 2003. From January 2000 to January 2003, Mr. Smith served as the President of HoneyBaked Ham Company and Chief Executive Officer of the Heavenly Ham Company. From 1998 to 1999, Mr. Smith was the Senior Vice President of Organization Serv. Prior to that, Mr. Smith served in various executive positions for Norrell Corporation from 1987 to 1998, including Senior Vice President, Service Operations, Vice President and Chief Information Officer and Vice President, Finance & Strategic Planning. Mr. Smith received a Masters in Business Administration from the University of Virginia and is a graduate of Vanderbilt University.

Executive Officers

Rick J. Filippelli assumed his current position as Vice President and Chief Financial Officer of TeamStaff in September 2003. Prior to joining TeamStaff, Mr. Filippelli spent approximately two years as Chief Financial Officer of Rediff.com, a publicly traded global information technology company. From 1985 through 2001 Mr. Filippelli held various financial positions including that of Chief Financial Officer with Financial Guaranty Insurance Company ("FGIC"), a subsidiary of GE Capital. Prior to joining FGIC, Mr. Filippelli spent six years in public accounting including three years with the Big 4 firm of Ernst and Young. Mr. Filippelli holds a BS in Accounting from Brooklyn College and is a Certified Public Accountant as well as a member of the American Institute of Certified Public Accountants.

James D. Houston has been Vice President, Business and Legal Affairs and General Counsel of TeamStaff since May, 2005. Mr. Houston has spent most of his career acting as the chief legal officer for several public and private companies. From 1999 through 2005, Mr. Houston was engaged by several companies through his own independent consulting firm. Mr. Houston was general counsel for SITA and division counsel for the Strategic and Global Licensing Division of SAS Institute, Inc. from 1997 through 1999. Prior to joining SAS Institute, Mr. Houston spent six years as an independent legal consultant after having worked as an associate for the national law firms Adams, Duque and Hazeltine and Keck, Mahin and Cate from 1987 through 1991. Mr. Houston holds a Juris Doctorate from Boston University School of Law and a B.A. in Political Science and Philosophy from Long Island University. He is admitted to practice law in New York and California.

Timothy Nieman is TeamStaff's Senior Vice-President of Business Development. Mr. Nieman was President of Teamstaff Rx until April 2005. Prior to joining TeamStaff Rx, Mr. Nieman operated an independent consulting firm providing advisory services to the human capital and staffing industries. Mr. Nieman was employed with Spherion Corporation and its predecessor, Norrell Services Corporation, from January 1985 through September 2002, where he held a number of positions, including Senior Vice President and General Manager of Spherion's Enthusian business unit, which provided application service provider interfaces for the contingent workforce and financial services arenas. Prior to assuming his role with Enthusian, Mr. Nieman held the position of Vice President of Integration, overseeing the merger between Norrell and Interim, as well as a number of executive operational and sales leadership positions with Norrell. Mr. Nieman received his Bachelor's in Business Administration in 1984 from the University of Memphis.

Management Resources and Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

Karl W. Dieckmann (Chair), Martin J. Delaney and Steven Johnson, served on the Management Resources and Compensation Committee during the fiscal year ended September 30, 2004. Mr. Delaney resigned his position on the Committee effective January 5, 2005. Mr. Delaney was replaced on the Committee by Mr. Rocco Marano. There are no interlocks between TeamStaff's Directors and Directors of other companies and at all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules.

Meetings of the Board of Directors and Its Committees

During the fiscal year ended September 30, 2004, the Board of Directors met on seventeen (17) occasions. Our board of directors determined that during the fiscal year, and thereafter as indicated, each of Messrs. Johnson, Dyer, Dieckmann, Delaney and Marano satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. As of January 5, 2005, Messrs. Johnson, Dyer, Dieckmann, and Marano satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. As of the Record Date, Messrs. Johnson, Aldrich, Black, Dyer, Dieckmann and Marano satisfy the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules.

The Board of Directors has four committees: Audit, Management Resources and Compensation, Executive and Corporate Governance and Nominating. For the fiscal year ended September 30, 2004, the members of the committees, and a description of the duties of the Committees were as follows:

Audit Committee.     TeamStaff's Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff's independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of TeamStaff's independent auditors. During the fiscal year ended September 30, 2004, the Audit Committee met on eleven (11) occasions.

The Audit Committee adopted a written charter governing its actions effective June 14, 2000. Effective May 27, 2003, the Audit Committee adopted an Amended and Restated Charter which was filed as an exhibit to our Proxy Statement prepared in connection with our Annual Meeting of Shareholders held on August 12, 2003. A copy of the Audit Committee's Amended and Restated Charter may be reviewed on our website at www.teamstaff.com. From October 1, 2003 through January 5, 2005, our Audit Committee was comprised of Martin Delaney, Karl W. Dieckmann and Rocco J. Marano. From January 5, 2005 to July 19, 2005, our Audit Committee was comprised of Rocco J. Marano (Chair), Karl W. Dieckmann and Ben J. Dyer. On July 19, 2005, Mr. Black was added to the Audit Committee. During the fiscal year, all of the members of our Audit Committee were "independent" within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From the fiscal year to the present, all of the members of our Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. From October 1, 2003 through January 5, 2005 Martin Delaney acted as chairman of the audit committee and Rocco J. Marano was designated as an "Audit Committee financial expert" in accordance with the Sarbanes Oxley Act of 2002 and the regulations promulgated thereunder. Beginning on January 5, 2005, Mr. Marano assumed the position of Chairman of the Audit Committee and maintained his position as financial expert.

Audit Committee Report

The audit committee report, with respect to the audit of TeamStaff's financial statements as of and for the year ended September 30, 2004, is as follows. The audit committee hereby states that it:

•	reviewed and discussed the audited financial statements with TeamStaff's management;

•	discussed with TeamStaff's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

•	received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence; and

•	recommended to the board of directors of TeamStaff that the audited financial statements be included in TeamStaff's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Commission.

This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee
Martin Delaney (for the fiscal year and to January 5, 2005) Karl W. Dieckmann Rocco J. Marano Ben J. Dyer (from January 5, 2005 - present) Peter Black (from July 19, 2005 – present)

Management Resources and Compensation Committee.     The Management Resources and Compensation Committee functions include negotiation and review of all employment agreements of executive officers of TeamStaff and administration of TeamStaff's 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan. Karl W. Dieckmann is the chairman of the Committee. From October 1, 2003 to January 5, 2005, the Management Resources and Compensation Committee's members were Karl W. Dieckmann (Chair), Martin J. Delaney and T. Stephen Johnson. From January 5, 2005 to the present, the members were and are Karl W. Dieckmann (Chair), Rocco Morano, and T. Stephen Johnson. At all times members of the Management Resources and Compensation Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2004, the committee met on five (5) occasions.

Nominating and Corporate Governance Committee.     The Nominating and Corporate Governance Committee functions include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The Nominating and Corporate Governance Committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. The Nominating and Corporate Governance Committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee,

which may be viewed online on our Web site at www.teamstaff.com. Pursuant to its charter, the Nominating and Corporate Governance Committee's tasks include reviewing and recommending to the Board issues relating to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. During TeamStaff's 2004 fiscal year Ben J. Dyer was appointed to the committee and named its chairman. To July 19, 2005, the Nominating and Corporate Governance Committee members were Ben J. Dyer (Chair), Karl W. Dieckmann and T. Stephen Johnson. From and after July 19, 2005, the the Nominating and Corporate Governance Committee members were and are Ben J. Dyer (Chair), Karl W. Dieckmann and Ron Aldrich. At all times members of the Nominating and Corporate Governance Committee satisfied the independence requirements of Section 4200(a) (15) of the Nasdaq Marketplace Rules. During the fiscal year ended September 30, 2004, the committee met on five (5) occasions.

Executive Committee.    The Board of Directors created an Executive Committee effective September 4, 2001. Executive Committee members are currently Karl W. Dieckmann, T. Stephen Johnson and T. Kent Smith. T. Stephen Johnson serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2004.

No member of the Board of Directors or any committee failed to attend at least, or participated in fewer than, 75% of the meetings of the Board or of a committee on which such member serves.

Nominating and Corporate Governance Matters

Our Nominating and Corporate Governance Committee considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria. The Nominating and Corporate Governance Committee applies the following general criteria to all candidates:

•	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long term objectives of the Company and should be willing and able to contribute positively to TeamStaff's decision-making process.

•	Nominees should have a commitment to understand the Company and its industries and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees' ability to represent the interests of all the Company's stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The re-nomination of existing directors is not be viewed as automatic, but is based on continuing qualification under the various criteria set forth above. In addition, the Nominating and Corporate Governance Committee considers the existing director's performance on the Board and any committee thereof. The Nominating and Corporate Governance Committee also considers the backgrounds and qualifications of the directors considered as a group. The Nominating and Corporate Governance Committee strives to ensure that the Board, when taken as a whole, provides a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

Procedure to be Followed by Security Holders in Submitting Director Candidate Recommendations

Any security holder who desires the Nominating and Corporate Governance Committee to consider one or more candidates for nomination as a director should, either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman, TeamStaff, Inc. Nominating and Corporate Governance Committee at 300 Atrium Drive, Somerset, New Jersey 08873, not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days prior the first Tuesday in April; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written recommendation should set forth: (a) the name and address of the stockholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of the Company if nominated and elected; and (c) description of how the person(s) satisfy the General Criteria for consideration as a candidate referred to above.

Additional Criteria for Notice of Stockholder Nominees

In accordance with our By-Laws, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company in accordance with the terms described in the preceding paragraph. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected.

All of the nominees for directors being voted upon at the Annual Meeting are currently serving as directors of TeamStaff. Messrs. Delaney and Marano are currently serving as Class 3 Directors and are standing for re-election.

It is the policy of TeamStaff's Board of Directors that except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on August 3, 2004, all of our directors were present.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following provides certain summary information concerning compensation during the years ended September 30, 2004, 2003 and 2002 paid to or earned by TeamStaff's Chief Executive Officer and each of the executive officers and key employees of TeamStaff who received in excess of $100,000 in compensation during the last fiscal year.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Options/SAR's
		Salary	Bonus	Other
T. Kent Smith	2004	$250,000	$100,000	0	0
Chief Executive Officer	2003	$70,192	$35,616	0	400,000
	2002	0	0	0	0

Rick J. Filippelli	2004	$224,988	$70,000	0	50,000
Chief Financial Officer	2003	$8,653	0	$20,000	50,000
	2002	0	0	0	0

Edmund Kenealy*	2004	$174,942	$53,000	$15,875	50,000
	2003	$159,944	$27,200	$15,871	0
	2002	$135,000	$25,000	$15,859	50,000

Timothy Nieman	2004	$138,654	$21,600	0	50,000
	2003	0	0	0	0
	2002	0	0	0	0

*	Mr Kenealy's employment terminated effective April 1, 2005.

TeamStaff provides normal and customary life and health insurance benefits to all of its employees including executive officers. TeamStaff has a 401(k) plan that is voluntary.

Compensation of Directors

Effective November 19, 2002, the Board established the following cash compensation terms for the members of the Board and committees: The Chairman and Vice-Chairman of the Board each received $3,000 per month. The Chairman of the Audit Committee received $2,500 per month. All other non-employee Directors received $1,667 per month. Effective as of August 12, 2003, the Chairman of the Nominating and Corporate Governance Committee also received $2,500 per quarter. All non-employee Board members received $1,500 for each Board meeting attended and $600 for each committee meeting attended (unless the member is Chairman of the committee). The Chairman of each committee received $1,000 for each committee meeting attended. Non-employee directors also received $1,000 per meeting with executives that do not constitute Board or Committee meetings. Non-employee Board members also received reimbursement of their Board-related travel expenses. The Directors' Plan also provided that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

The Board replaced the November 2002 terms with the following cash compensation terms for the members of the Board and committees effective as of January 1, 2004: The Chairman, Vice Chairman and Chairman of the Audit Committee each receive $3,000 per month. The Chairman of the Nominating and Corporate Governance Committee receives $2,500 per month. All other non-employee directors receive $1,667 per month. All non-employee Board members receive $1,500 for each in-person Board meeting attended and $750 for each telephonic Board meeting in which they participate. All committee members receive $600 for each in-person meeting attended and $300 for each telephonic committee meeting in which they participate. The Chairman of each committee receives $1,000 for each in-person committee meeting attended and $500 for each telephonic meeting in which he participates. Non-employee Directors also receive $1,000 for each in-person meeting with Company executives that do not constitute Board or Committee meetings. Non-employee Board members also receive reimbursement of their Board-related travel, cell phone and similar expenses. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Employment Agreements

Effective as of June 18, 2003, TeamStaff entered into an employment agreement with T. Kent Smith pursuant to which Mr. Smith serves as TeamStaff's President and Chief Executive Officer. The agreement expires on September 30, 2005. Under the terms of the agreement, Mr. Smith is paid an annual base salary of $250,000 and is eligible to receive a bonus of up to 50% of his base salary based on the achievement of revenue, income and other objectives established by the Management Resources and Compensation Committee. Mr. Smith also was granted an option to purchase 400,000 shares of TeamStaff common stock, one-fourth of which vested on June 18, 2003, one-fourth of which will vest one year thereafter, and the remainder of which will vest on June 18, 2005. Mr. Smith also receives four weeks annual vacation and is offered welfare benefit plans, 401(k) and fringe benefits generally made available to other TeamStaff employees. The agreement provides, among other things, that Mr. Smith will be paid a severance payment of three months of his base salary if Mr. Smith and TeamStaff do not enter into a new employment agreement by September 30, 2005. Additionally, the agreement provides for certain post-termination payments depending upon the reason for the termination of Mr. Smith's employment. The agreement also provides for the payment of nine months of base salary and the provision of certain other benefits should Mr. Smith's employment terminate in connection with a change in control, as defined in the agreement.

On June 30, 2005 TeamStaff entered into a two-year employment agreement with Mr. T. Kent Smith, its President and Chief Executive Officer. The term of the agreement commences on October 1, 2005 and terminates on September 30, 2007. The material terms of Mr. Smith's employment agreement provide for a base salary of $250,000 per annum and standard Company executive benefits. In addition, Mr. Smith is eligible to receive a bonus equal to up to 70% of his base salary upon satisfaction of performance based criteria. Mr. Smith will be considered for future salary increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Smith will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Smith is terminated without cause and one year of severance in all circumstances other than for termination "for cause." In the event that there is a change of control of TeamStaff and Mr. Smith's employment is terminated (or his position is changed), Mr. Smith will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A "change of control" is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions.

On June 30, 2005 TeamStaff entered into a two-year employment agreement with Mr. Rick J. Filippelli, its Vice President and Chief Financial Officer. The term of the agreement commenced on June 30, 2005 and terminates on September 30, 2007. The material terms of Mr. Filippelli's employment agreement provide for a base salary of $225,000.00 per annum, a potential bonus of up to 70% and standard Company executive benefits, upon substantially the same terms as provided for Mr. Smith. Mr. Filippelli will be considered for future compensation increases as may be determined by the Management Resources and Compensation Committee of the Board of Directors. Mr. Filippelli will be eligible to participate in the Company's incentive stock ownership plan as may be determined by the Management Resources and Compensation Committee of the Board of Directors. The agreement also includes provisions for payment of all compensation otherwise payable under the agreement in the event that Mr. Filippelli is terminated without cause and one year of severance in all circumstances other than for termination "for cause." In the event that there is a change of control of TeamStaff and Mr. Filippelli's employment is terminated (or his position is changed), Mr. Filippelli will be entitled to acceleration of all incentive compensation, all compensation otherwise due under the agreement and an additional twelve (12) months of his then in-effect base salary. A "change of control" is defined generally to constitute a change of 20% of more of the beneficial ownership of the Company's outstanding Common Stock, or a change in two thirds of the Board of Directors, subject to certain exceptions.

Effective January 1, 2004, the Board of Directors approved TeamStaff's entry into a severance agreement with Mr. Edmund C. Kenealy (then General Counsel) providing him with six months severance should his employment terminate other than for "cause," as defined in the agreement. The Board of Directors approved a substantially identical severance agreement with Timothy Nieman, (then) President of TeamStaff Rx, also effective as of January 1, 2004. Mr. Kenealy voluntarily terminated his employment as of April 1, 2005.

TeamStaff had previously entered into an employment agreement with Mr. Donald Kappauf, TeamStaff's former President and Chief Executive Officer effective April 2, 2001 and terminating on September 30, 2003. As of June 18, 2003, Mr. Kappauf agreed to relinquish his position as President and Chief Executive Officer of TeamStaff. Mr. Kappauf terminated his employment effective as of September 30, 2003. TeamStaff entered into a severance agreement with Mr. Kappauf, as described below in "Certain Transactions," which governed the termination of his employment and certain other events including a change of control of TeamStaff.

Management Resources and Compensation Committee Report on Executive Compensation

This report is submitted by the management resources and compensation committee of the Board of Directors of TeamStaff. During the fiscal year ended September 30, 2004, the management resources and compensation committee was responsible for reviewing TeamStaff's stock option plans and reviewing and approving compensation matters concerning the executive officers.

Overview and Philosophy.    TeamStaff uses its compensation program to achieve the following objectives:

•    To provide compensation, as determined by the management resources and compensation committee, that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve TeamStaff's strategic objectives;

•    To align the interest of officers with the success of TeamStaff;

•    To align the interest of officers with stockholders by including long-term equity incentives; and

•    To increase the long-term profitability of TeamStaff and, accordingly, increase stockholder value.

TeamStaff also recognizes that the possibility of a termination without cause after a change in control of TeamStaff can create significant distractions for its key management personnel due to the uncertainties inherent in such situations. Under such circumstances, it is in the best interests of TeamStaff to:

•    establish incentives to induce key executives and employees to remain in the employ of TeamStaff during the period a change of control transaction is under consideration,

•    ensure executives agree to any restrictive covenant necessary to effectuate a transaction in the interests of the TeamStaff's shareholders, and

•    align the interests of key employees with the shareholders with respect to specific transactions that may increase shareholder value but would also result in a change of control.

Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and bonus compensation. The Board retains the discretion to provide car allowances, travel allowances and other reasonable compensation. Executives are also granted severance plans providing various benefits upon a change of control of TeamStaff or termination of employment. In addition, the compensation program includes various other benefits, including medical and insurance plans and TeamStaff's 401(k) Plan, which are generally available to all employees of TeamStaff.

The principal factors which the management resources and compensation committee considered with respect to each officer's compensation package for fiscal year ended September 30, 2004 are summarized below. The management resources and compensation committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

Base Salary.    Compensation levels for each of TeamStaff's officers, including the Chief Executive Officer, are generally set within the range of salaries that the management resources and compensation committee believes is paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the management resources and compensation committee takes into account such factors as (i) TeamStaff's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The management resources and compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to TeamStaff's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the management resources and compensation committee in determining total compensation for each officer. Base salary levels for each of TeamStaff's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

Equity Incentives.    The management resources and compensation committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the management resources and compensation committee believes that equity ownership by officers help to balance the short-term focus of annual incentive compensation with a longer-term view and may help to retain key executive officers. Long-term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of TeamStaff's common stock.

In making stock option grants, the management resources and compensation committee considers general corporate performance, individual contributions to TeamStaff's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended September 30, 2004, TeamStaff employed a new President for TeamStaff Rx, Mr. Barry McDonald, and the management resources and compensation committee awarded him TeamStaff stock options as part of his compensation plan. During the fiscal year ended September 30, 2004, the management resources and compensation committee approved the grant of an aggregate of 200,000 options, 150,000 of which were granted to executive officers.

Other Benefits.    TeamStaff also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. TeamStaff offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. TeamStaff also maintains insurance and other benefit plans for its employees, including executive officers of TeamStaff.

During the fiscal year ended September 30, 2001, the management resources and compensation committee created the supplemental executive retirement plan or SERP to provide retirement benefits comparable with plans offered executives in comparable positions at other companies. Each corporate executive whose eligibility is specifically approved by the management resources and compensation committee will receive a benefit sufficient to provide lump sum annual payments equal to approximately one-third of the participant's base salary in effect on the date the participant enters the Plan for a period of 15 years. Payment of benefits commences upon the executive's reaching 65 years of age. The commencement of benefit payments is accelerated in the event the participant becomes totally disabled prior to retirement. A split dollar life insurance policy also is in place for each participant. The split dollar life insurance policy is designed to provide either a death benefit if the employee dies prior to retirement age, or, if the employee attains retirement age, the funds necessary for the payment of the SERP retirement benefit at retirement through the application of the policy's cash surrender value. At the present time, no current executive officers are participants in the SERP.

Chief Executive Officer Compensation.    In June 2003, T. Kent Smith was employed as TeamStaff's new Chief Executive Officer. A description of Mr. Smith's employment agreement is set forth above. Mr. Smith's agreement expires as of September 30, 2005, and the Company entered into a two-year employment agreement with Mr. Smith effective October 1, 2005, a description of which is also set forth above in "Employment Agreements." During the fiscal year ending September 30, 2004, Mr. Smith was awarded bonuses totaling $100,000 in light of his performance and success he achieved in stabilizing TeamStaff's operations.

During the fiscal year the management resources and compensation committee approved severance agreements for certain key executive employees that provide for the payment of six months base compensation in the event of a termination without cause.

Tax Deductibility of Executive Compensation.    Section 162(m) of the Code limits the tax deduction to TeamStaff to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The management resources and compensation committee has considered these requirements and the regulations. It is the management resources and compensation committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The management resources and compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under the TeamStaff employee stock option plans will be granted by the management resources and compensation committee.

By the Management Resources and Compensation Committee of the Board of Directors of TeamStaff, Inc.
T. Stephen Johnson Karl W. Dieckmann Martin Delaney (during the fiscal year) Rocco Marano (January 5, 2005 – Present)

This report of the Management Resources and Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

Option/SAR Grants in Last Fiscal Year
(Individual Grants)

Name	No. of Securities Underlying Options Granted	Percentage of Total Options/ Granted in Fiscal Year	Exercise of Base Price Per Share	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
T. Kent Smith	0	0%			—	—
Rick J. Filippelli	50,000	22%	$2.30	5/21/2009	$31,772	$70,209
Edmund Kenealy(1)	50,000	22%	$2.30	5/21/2009	$31,772	$70,209
Timothy Nieman	50,000	22%	$2.08	12/12/2008	$28,733	$63,493

(1)	Mr. Kenealy voluntarily terminated his employment as of April 1, 2005 and therefore does not hold any options.

Aggregated Option/SAR Exercises in Last Fiscal Year
And Fiscal Year-End Option/SAR Values

The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS September 30, 2004 Exercisable/ Unexercisable	Value of Unexercised In-the-money Options as of September 30, 2004 Exercisable/ Unexercisable(1)
T. Kent Smith	0	$0	200,000/200,000	$0/$0
Rick J. Filippelli	0	$0	25,000/75,000	$57,500/$57,500
Edmund Kenealy(2)	0	$0	60,000/50,000	$0/$0
Timothy Nieman	0	$0	0/50,000	$0/$115,000

(1)	Based upon a closing bid price of the Common Stock at $2.30 per share on September 30, 2004.

(2)	Mr. Kenealy voluntarily terminated his employment as of April 1, 2005; all options were cancelled.

Stock Option Plans

1990 Plans

In April 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan"), which was approved by shareholders in August 1990. The 1990 Plan provided for the grant of options to purchase up to 285,714 shares of TeamStaff's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's"). As of September 30, 2004, there were 799 options outstanding under the 1990 Plan.

In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "1990 Director Plan"), which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provided for issuance of a maximum of 142,857 shares of common stock upon the exercise of stock options arising under the Director Plan. As of September 30, 2004, there were no outstanding options held by directors under the 1990 Director Plan.

In April 1990, the Board of Directors adopted and in August1990, TeamStaff's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to TeamStaff and its subsidiaries. A total of 1,428,571 shares of common stock were reserved for issuance under the Management Plan. As of September 30, 2004, there were 57,142 options outstanding under the Management Plan.

The foregoing plans have expired and options are no longer being granted under these plans.

2000 Employee Stock Option Plan

In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employees Stock Option Plan (the "2000 Plan") to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff's common stock to all employees, including senior management. The 2000 Plan replaces the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Plan, options granted under the 200 Plan may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's"). As of September 30, 2004, there were 1,069,000 options outstanding under the 2000 Plan. As of the Record Date, there were 1,193,000 options outstanding under the 2000 Plan.

The 2000 Plan is administered by the Management Resources and Compensation Committee designated by the Board of Directors. The Management Resources and Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year shall not exceed $100,000.

The Management Resources and Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Management Resources and Compensation Committee can also permit the payment of the exercise price in the common stock of the Corporation held by the optionee for at least six months prior to exercise.

2000 Non-Executive Director Plan

In fiscal 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Stock Option Plan (the "Director Plan") to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The Director Plan replaced the 1990 Director Plan, which expired in April 2000.

Under the Director Plan, the exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment. As of September 30, 2004, there were 100,000 options held by directors outstanding under the Director Plan. As of the Record Date, there were 110,000 options outstanding under the Director Plan.

Shareholder Return Performance Presentation

Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of TeamStaff's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of four peer issuers selected in good faith by TeamStaff. TeamStaff's common stock is listed for trading in the NASDAQ National market and is traded under the symbol "TSTF."

NOTES

(1)	Assumes that the value of the investment in TeamStaff's Common Stock and each index was $100 on September 30, 1999 and that dividends were reinvested at years ended September 30th.

(2)	Industry composite for "Old Peer Group", which includes companies related to our PEO discontinued operations, includes Administaff, Gevity HR, Team America Corp., Cross Country Healthcare, Medical Staffing Network Holdings, On Assignment, and Rehabcare Group. Industry composite for "New Peer Group", which includes only companies related to our medical staffing division, includes Cross Country Healthcare, Medical Staffing Network Holdings, On Assignment, and Rehabcare Group. The industry composite has been determined in good faith by management to represent entities that compete with TeamStaff in certain of its significant business segments. Management does not believe there are any publicly held entities that compete with all TeamStaff's business segments.

(3)	As of September 30, 2004, the closing market price for TSTF common stock was $2.30. As of the Record Date, the closing market price for TSTF common stock was $1.35.

This presentation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

Certain Relationships and Related Transactions

For information concerning employment and severance agreements with, and compensation of, the Corporation's present executive officers and directors, see "Executive Compensation." The Directors' Plan provides that directors, upon joining the Board, and for one year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

Effective August 31, 2001, TeamStaff, Inc. completed its acquisition of BrightLane. In connection with the transaction, persons holding BrightLane options to acquire approximately 2.1 million BrightLane shares (the equivalent of approximately 481,000 TeamStaff shares) exercised their options. TeamStaff made recourse loans of approximately $1.0 million principal amount to the holders of these options to assist them in payment of tax obligations incurred with exercise of the options. The loans were repayable upon the earlier of (i) sale of the TeamStaff shares; or (ii) three years. As of September 30, 2004, approximately $0.7 million of these loans has been repaid or forgiven or otherwise disposed of. Under the terms of TeamStaff's employment agreement with an executive officer of TeamStaff's BrightLane subsidiary, the loan ($131,000) was forgiven over a two-year period of time. One of our current directors, Ben J. Dyer, was a former shareholder of Brightlane, and received a loan in the amount of $67,840 in connection with the transaction. The loan was on the same terms as provided to all other option holders of BrightLane. The loan was made and repaid prior to Mr. Dyer joining the Board.

Wachovia Corporation, through an affiliate held all of the BrightLane Series B Preferred stock, and therefore owns 2,822,417 shares of TeamStaff's Common Stock (approximately 15%). In addition, Nationwide Financial Services, Inc. held all of the BrightLane Series C Preferred stock, and therefore owns 2,256,488 shares of TeamStaff's Common Stock (approximately 12%).

As part of its acquisition of BrightLane, completed in August 2001, TeamStaff entered into a two-year, extendable marketing relationship with First Union Corporation (renamed Wachovia). The Wachovia relationship provided TeamStaff with the ability to market its PEO services to Wachovia's small business customers through Wachovia's network of small business bankers. The agreement terminated effective as of October 14, 2003. Wachovia Corporation continues as a major shareholder of TeamStaff's stock.

On June 18, 2003, Donald W. Kappauf relinquished his positions of President and Chief Executive Officer of TeamStaff while under the employment agreement described above in "Executive Compensation." In light of the circumstances regarding the relinquishment by Mr. Kappauf of his positions, the Board of Directors and Company management decided that it was in the best interests of the Company to amicably settle all issues relative to Mr. Kappauf's employment and termination thereof. TeamStaff had also previously entered into an employment agreement with Mr. Donald Kelly, TeamStaff's former Chief Financial Officer, effective April 2, 2001 and terminating on September 30, 2003. In June 2003, Mr. Kelly notified the Board of Directors that he would terminate his employment, effective July 2, 2003, for "good reason" and exercise his rights under his then-applicable severance agreement. On December 10, 2002, Mr. Kelly relinquished the positions of Chief Financial Officer, Vice President, Finance and Secretary of TeamStaff. In light of the circumstances regarding the relinquishment by Mr. Kelly of his positions, the Board of Directors and Company management decided that it was in the best interests of the Company to amicably settle all issues relative to Mr. Kelly's employment and termination thereof.

In connection with their respective change in their employment status, TeamStaff engaged in negotiations with its former President and Chief Executive Officer and the former Chief Financial Officer regarding the payment of certain severance benefits and the satisfaction of TeamStaff's obligations to each of them under a previously-described SERP and a split dollar life insurance arrangement. On December 31, 2003, TeamStaff executed an agreement with its former President and Chief Executive Officer pursuant to which TeamStaff agreed to, among other things, release the collateral assignment of the split dollar life insurance policy as of December 31, 2003 and to accelerate the payment of certain agreed upon payments under the SERP in complete satisfaction of TeamStaff's obligations under the SERP. TeamStaff entered into a similar agreement with its former Chief

Financial Officer effective as of December 30, 2003. That agreement also provided for the payment of severance and other benefits over time in satisfaction of TeamStaff's obligations to its former Chief Financial Officer under his severance agreement effective May 22, 2002.

TeamStaff entered into a one year, renewable marketing agreement with Directo, Inc. effective as of February 1, 2004. Directo provides financial and direct deposit services to companies and their employees. Pursuant to the terms of the agreement, TeamStaff is compensated based on its sales of Directo pay card services. TeamStaff offers these services primarily through its payroll services division. For the fiscal year ended September 30, 2004, TeamStaff has not earned any commissions from its sales of Directo's services. T. Stephen Johnson, TeamStaff's Chairman, is also Chairman of Directo. TeamStaff's entry into the marketing agreement with Directo was approved by the disinterested members of the Board.

During the year ended September 30, 2004, the company shared a portion of its leased office space in Alpharetta, Georgia with an affiliated entity of the Chairman of the Board of Directors, T. Stephen Johnson & Associates, Inc. As part of the agreement, TeamStaff shared the cost of a receptionist, phone service, and leased common area furniture. During the fiscal year ended September 30, 2004, TeamStaff paid $28,000 in shared costs. TeamStaff was responsible for payment of the monthly lease obligation and T. Stephen Johnson & Associates reimbursed TeamStaff in the amount of $34,000 in fiscal year ended September 30, 2004 for their prorated portion of the space. We no longer use these facilities.

Independent Public Accountants; Fees Paid

On April 10, 2002, the Board of Directors of TeamStaff and its Audit Committee decided to change independent public accountants from Arthur Andersen LLP to Pricewaterhouse-Coopers, LLP ("PWC") for the fiscal year ending September 30, 2002. The change was made due to the uncertainties surrounding Arthur Andersen at the time.

Arthur Andersen's reports on TeamStaff's consolidated financial statements for each of the years ended September 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2001 and 2000 and through the intervening time period up to the date of termination of Arthur Andersen's engagement, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

From the fiscal year ending September 30, 2001 through April 10, 2002, TeamStaff did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

At a meeting held on December 10, 2002, prior to concluding their audit for fiscal 2002, PWC expressed its opinion to the Audit Committee of TeamStaff that there were material weaknesses in TeamStaff's system of internal controls, including the adequacy, competency and reliability of operational and financial information, information systems and finance personnel. PWC further stated that information had come to its attention, that if further investigated could have materially impacted the fairness or reliability of the previously issued financial statements for fiscal year 2001 and/or the financial statements to be issued for fiscal year 2002. PWC also stated that due to an accounting error in the treatment of a supplemental retirement plan, a restatement and a re-audit of fiscal year 2001 would be required. However, PWC declined the engagement for the re-audit of fiscal year 2001. In light of the need to engage a new auditor for fiscal year 2001, the Audit Committee determined that the interests of TeamStaff were best served by engaging new independent accountants willing to audit both fiscal year 2001 and fiscal year 2002.

In December 2002, PWC further advised TeamStaff that it believed it would be essential to employ a new Chief Financial Officer, and conditioned the continuance of its audit for fiscal year 2002 on the employment of a new Chief Financial Officer. PWC acknowledged that in view of the foregoing, it was likely that TeamStaff would be unable to make a timely filing of its annual report for fiscal year 2002.

In response to the foregoing advice from PWC, the Audit Committee recommended to the Board of Directors that TeamStaff's Chief Financial Officer at the time, Donald T. Kelly, be relieved of his duties immediately. The Board accepted and implemented the recommendations of the Audit Committee in full, and a search for a new Chief Financial Officer commenced. The Company employed Mr. Rick J. Filippelli as its new Chief Financial Officer in September 2003. The Company established and implemented, and will continue to establish and implement, new policies and procedures designed to improve the reliability and reporting of operational and financial information.

On December 13, 2002 the Audit Committee dismissed PWC and engaged Lazar Levine & Felix LLP ("Lazar") to serve as TeamStaff's independent public accountants. In conducting the audit for the fiscal year ended September 30, 2002, Lazar expanded its testing of TeamStaff's internal controls, including information technology controls, to include the fiscal year ended September 30, 2001. This procedure was followed (a) because Arthur Andersen's work papers were not readily available for review by Lazar; and (b) to investigate the concerns regarding internal controls raised by PWC.

As a result of this expanded testing, no material weaknesses in the systems were revealed and, based on these results, Lazar concluded that only an audit of one restatement adjustment, as discussed below, was appropriate, and a full re-audit of the fiscal year 2001 consolidated financial statements was not required. Based on Lazar's conclusions and its own internal examination, TeamStaff determined that the conclusions previously reached by PWC concerning TeamStaff's internal controls and financial and operational systems were neither supported by Lazar's independent analysis, nor by TeamStaff's own assessment of its financial and operational systems.

During the entire period of PWC's engagement, which commenced on April 10, 2002, there were no disagreements with PWC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PWC's satisfaction, would have caused them to make reference to the subject matter in connection with their report on TeamStaff's consolidated financial statements. PWC did not report on our consolidated financial statements for any fiscal year. PWC expressed its opinion to the Audit Committee that there were material weaknesses in our system of internal controls, including the adequacy, competency and reliability of operational and financial information, information systems and finance personnel, as described above.

During the fiscal year ending September 30, 2002 and the interim period from October 1, 2002 to December 13, 2002, TeamStaff did not consult Lazar with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

From and after the date of Lazar's appointment, and for the fiscal years ending September 30, 2003 and September 30, 2004, Lazar's reports on TeamStaff's consolidated financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2003 and 2004, there were no disagreements with Lazar on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Lazar's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has retained Lazar to serve as our independent accountants for the fiscal year ending September 30, 2005. Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2005 because such approval is not required under our Certificate of Incorporation or By-laws. The audit services provided by Lazar consist of examining financial statements, reviewing filings with the Securities and Exchange Commission, and consulting in regard to various accounting matters as permitted under the Sarbanes-Oxley Act of 2002. Representatives of Lazar are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents the total fees paid for professional audit and non-audit services rendered by our independent auditors for the audit of our annual financial statements for the years ended September 30, 2004, and September 30, 2003, and fees billed for other services rendered by our independent auditors during those periods.

	Fiscal Years Ended September 30,
	2004	2003
Audit Fees (1)	$114,000	$284,000
Audit-Related Fees (2)	18,000	34,000
Tax Fees (3)	137,000	186,000
All Other Fees (4)	3,000	24,000
Total	$272,000	$528,000

(1)	Audit services consist of audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)	Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

(4)	Other services consist of those service not captured in the other categories.

The Audit Committee of the Board of Directors has determined that the services provided by Lazar and the fees paid to it for such services has not compromised the independence of Lazar.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services provided by the independent auditor to the Audit Committee for approval. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Shareholder Proposals

Shareholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey 08873. Our corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

By-law Provisions.    In accordance with our By-laws, a stockholder who desires to present a proposal for consideration at next year's annual meeting must submit the proposal no later than the close of business on the date that is 90 days prior to the anniversary date of the immediately preceding annual meeting. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey 08873.

Eligibility to Submit a Proposal.    Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

Inclusion in Next Year's Proxy Statement.    Notwithstanding the By-law provisions, a stockholder who desires to have his or her proposal included in next year's proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on November 15, 2005.

Presentation at Meeting.    For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on November 15, 2005 and advises stockholders in next year's proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on November 15, 2005.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO JAMES D. HOUSTON, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each such request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors
James D. Houston Secretary

August 8, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

▾ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▾

P R O X Y	P R O X Y

TEAMSTAFF, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TEAMSTAFF, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 15, 2005

The undersigned stockholder of TeamStaff, Inc. (the "Company"), hereby appoints T. Stephen Johnson, Karl W. Dieckmann and T. Kent Smith, and each of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Somerset Marriott in Somerset, New Jersey at 9:00 a.m. (local time), on September 15, 2005, or any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

(Continued, and to be marked, dated and signed, on the other side)

PROXY BY MAIL
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please mark Your votes Like this

X

1.	The election of two directors to serve as Class 3 Members of the Board of Directors for a term of three (3) years or until their successors are duly elected and qualified (the "Director Proposal")	FOR all nominees listed below (except as marked to the contrary)	WITHOLD AUTHORITY to vote for all nominees listed below	2.	To conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.
nominees names:
Martin J. Delaney Rocco Marano

(INSTRUCTION: To withhold authority to vote for one individual nominee, write that nominee's name(s) in the space provided below.)

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature: ________________________________     Signature: ________________________________    Date: ______________

(Pease date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign).
Please mark, sign and mail this proxy promptly.